      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2002

                                            REGISTRATION NO. 333-
                                                                 -------------
===============================================================================
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                       MISSISSIPPI VALLEY BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MISSOURI                                 43-1336298
  (STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

                13205 MANCHESTER ROAD, ST. LOUIS, MISSOURI 63131
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                   2002 STOCK OPTION PLAN (FIVE-YEAR OPTIONS)
                            (FULL TITLE OF THE PLAN)

                                    COPY TO:

                                 ANDREW N. BAUR
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       MISSISSIPPI VALLEY BANCSHARES, INC.
                              13205 MANCHESTER ROAD
                            ST. LOUIS, MISSOURI 63131
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (314) 543-3512
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            JOHN L. GILLIS, JR., ESQ.
                             ARMSTRONG TEASDALE LLP
                       ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740
                                 (314) 621-5070

                                                  CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                               AMOUNT TO    PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                                  BE         OFFERING PRICE       AGGREGATE          AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED(1)     PER UNIT(2)      OFFERING PRICE   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share                        500,000           $45.95          $22,975,000          $2,114
=================================================================================================================================

1.   Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which, by reason of any stock dividend, split up, combination or other change in the Registrant's common stock, may become subject to the plan.

2.   Estimated solely for the purpose of determining the amount of the registration fee in accordance with
     Rule 457(h)(1) and based on the average of the high and low trading prices of Registrant's common stock as reported on the Nasdaq National Market on May 6, 2002.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The information called for by Part I of this Registration Statement on Form S-8 is included in the description of the Plan to be delivered to persons eligible to participate in the Plan. Pursuant to the Note in the Instructions to Part I of Form S-8, this information is not being filed with or included in this Registration Statement.



                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.
                ----------------------------------------

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement as of their respective dates:

         (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

         (b)    All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K;

         (c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 21, 1993, including any amendments or reports filed to update this description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.
                ---------------------------------------

         Frederick O. Hanser, who is of counsel to the law firm of Armstrong Teasdale LLP, the firm giving the opinion set forth in Exhibit 5 of this Registration Statement, is a member of the Board of Directors of the Registrant and owns 64,410 shares of the Registrant's common stock.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                ------------------------------------------

         Article Eleven of the Registrant's Restated Articles of Incorporation and Article X of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees in a variety of circumstances, which may include liabilities under the Securities Act.

         In addition to the provisions of the Restated Articles of Incorporation and Bylaws of the Registrant, directors, officers, and controlling persons of the Registrant may be indemnified by the Registrant pursuant to provisions of Section 351.355 of the Missouri General and Business Corporation Law.

         The Registrant has procured and intends to maintain a policy of insurance under which the directors and officers of the Registrant will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

ITEM 8.         EXHIBITS.
                ---------

         The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this Registration Statement.

ITEM 9.         UNDERTAKINGS.
                -------------

         (a)    The undersigned Registrant hereby undertakes:

                1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                        (i)     To include any prospectus required by
                Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 26, 2002.


                                   MISSISSIPPI VALLEY BANCSHARES, INC.


                                   By:  /s/ Andrew N. Baur
                                      ----------------------------------
                                      Andrew N. Baur, Chairman and Chief
                                        Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below constitutes and appoints Andrew N. Baur and Linn H. Bealke his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


April 26, 2002                  /s/ Andrew N. Baur                     Chairman and Chief Executive Officer
                        ----------------------------------------       and Director
                        Andrew N. Baur


April 26, 2002                  /s/ Paul M. Strieker                   Executive Vice President, Controller
                        ----------------------------------------       and Chief Financial Officer (Principal
                        Paul M. Strieker                               Financial and Accounting Officer)


April 26, 2002                  /s/ Linn H. Bealke                     President and Director
                        ----------------------------------------
                        Linn H. Bealke

April 26, 2002                  /s/ John T. Baumstark                  Director
                        ----------------------------------------
                        John T. Baumstark



                                      II-4



April 26, 2002                  /s/ Andrew S. Baur                     Director
                        ----------------------------------------
                        Andrew S. Baur

                                                                       Director
                        ----------------------------------------
                        Alice C. Behan


April 26, 2002                  /s/ William H.T. Bush                  Director
                        ----------------------------------------
                        William H.T. Bush


April 26, 2002                  /s/ Franklin J. Cornwell, Jr.          Director
                        ----------------------------------------
                        Franklin J. Cornwell, Jr.


April 26, 2002                  /s/ Theodore P. Desloge, Jr.           Director
                        ----------------------------------------
                        Theodore P. Desloge, Jr.


April 26, 2002                  /s/ Louis N. Goldring                  Director
                        ----------------------------------------
                        Louis N. Goldring


April 26, 2002                  /s/ Richard T. Grote                   Director
                        ----------------------------------------
                        Richard T. Grote

                                                                       Director
                        ----------------------------------------
                        Frederick O. Hanser


April 26, 2002                  /s/ G. Watts Humphrey, Jr.             Director
                        ----------------------------------------
                        G. Watts Humphrey, Jr.

                                                                       Director
                        ----------------------------------------
                        Donna D. Lambert


April 26, 2002                  /s/ Michael D. Latta                   Director
                        ----------------------------------------
                        Michael D. Latta

                                                                       Director
                        ----------------------------------------
                        Mont S. Levy


April 26, 2002                  /s/ Lewis B. Shepley                   Director
                        ----------------------------------------
                        Lewis B. Shepley

                                  EXHIBIT INDEX
                                  -------------

Exhibit                      Description
-------                      -----------

4.1                          Mississippi Valley Bancshares, Inc. 2002 Stock
                             Option Plan (Five-Year Options)

4.2                          Form of Option Agreement

5 Opinion of Armstrong Teasdale LLP regarding legality of shares being registered

15                           Omitted - Inapplicable

23.1                         Consent of Ernst & Young, LLP

23.2 Consent of Armstrong Teasdale LLP (included in Exhibit 5)

24                           Powers of Attorney (See Signature Page)





                                     II-6